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                                                                    EXHIBIT 23.3
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                       Independent Accountant's Consent
                       --------------------------------

The Board of Directors
Southland Bancorporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

Our report refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and a change in the method of accounting for investments in debt and equity securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at January 1, 1994.

                                  /s/ KPMG Peat Marwick LLP
                                  -------------------------
                                      KPMG Peat Marwick LLP

Atlanta, Georgia
July 15, 1996